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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

BEVERLY ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The following “Frequently Asked Questions” concerning the proposed merger, along with their respective answers, have been posted to the BEI intranet for the benefit of BEI’s employees.

Q&A Regarding the Sale of BEI

Q:	Who is the new owner of BEI?

A:	The BEI Board of Directors signed a definitive merger agreement under which BEI will be acquired by North American Senior Care.

Q:	What kind of company is North American Senior Care? Do they know anything about long-term care and other eldercare service businesses?

A:	North American Senior Care is an entity formed specifically to engage in this transaction. The parties participating with North American Senior Care in this transaction have substantial experience in the acquisition and financing of nationwide healthcare providers and their real estate portfolios. In 2004 they acquired Mariner Health Care, also a publicly traded company, with more than 250 skilled nursing facilities in 27 states. In 2003 they acquired the real estate portfolio of more than 130 skilled nursing facilities in 23 states, formerly operated by Integrated Health Services. In total, North American Senior Care and the parties participating with it in the transaction have acquired and financed the acquisition of approximately 400 skilled nursing facilities in more than 35 states, which are net leased to several first-class healthcare operators.

Q:	Why was North American Senior Care selected as the winning bidder?

A:	After an exhaustive auction process involving multiple bidders conducting extensive due diligence over the past four months, the Board selected North American Senior Care because their bid offered the best combination of price, terms and conditions.

Q:	What is the sale price of BEI?

A:	North American Senior Care has agreed to pay our stockholders $12.80 per share in cash. That puts the value of the transaction at approximately $1.9 billion.

Q:	When will the transaction be completed?

A:	We expect to complete the transaction in early 2006.

Q:	What is the process between now and the completion of the transaction?

A:	There is still much to be done before the deal can be finalized. North American Senior Care has to complete the due diligence process, and it will need to obtain the necessary licensure approvals in the various states in which BEI operates. Additionally, BEI will need to get stockholder approval of the transaction. This involves calling another meeting of the stockholders and distributing a Proxy Statement that describes the transaction in considerable detail.

Q:	Why did BEI decide to auction the company?

A:	Late last year, BEI received an unsolicited expression of interest in acquiring the company. This caused a dramatic change in the composition of BEI’s stockholder base. Many of the new stockholders had a significantly shorter time horizon for their investments. Taking that into consideration, BEI’s Board of Directors made the decision to pursue a sale of the company through an auction process as the best possible means of maximizing stockholder value.

Q:	Will BEI still have an office in Fort Smith?

A:	Yes. North American Senior Care plans to maintain the corporate support services in Fort Smith.

Q:	Will the management team change?

A:	North American Senior Care has expressed an interest in retaining key members of the BEI management team. These decisions, of course, have to be made by individuals on a case-by-case basis. And no members of management have yet reached any agreement.

Q:	Will any Beverly Healthcare nursing homes close?

A:	It is our understanding that North American Senior Care does not plan to close any nursing homes or hospice facilities. Beverly Healthcare will continue to regularly assess the operational effectiveness of all its facilities, however.

Q:	Will there be layoffs?

A:	The support services available from the BEI corporate center teams are a valuable resource for all operating units that could not be easily duplicated elsewhere. In addition, skilled caregivers and therapists are needed to provide care and services to our residents and patients. This will not change because BEI has a new owner.

That said, it is realistic to expect that there will be some changes as a result of the transaction — and some jobs eventually will be eliminated. For those jobs that will be eliminated, North American Senior Care will retain BEI’s existing severance policies for at least one year after the transaction closes.

Q:	Will the new owner sell off BEI’s service businesses

A:	North American Senior Care has studied the BEI Strategic Plan in some detail — and based on their analysis of our strategic plan, they have indicated that they believe it makes a compelling argument for keeping the nursing home and service businesses together. They see the real and measurable synergies among our skilled nursing operations and our eldercare service businesses — and understand how our skilled nursing facilities are strengthened by the presence of our complementary rehab, hospice and home health businesses. In turn, our skilled nursing facilities provide a low-cost, low-risk way for service businesses to enter new markets.

Q:	Will any of BEI’s operations be merged into the other operations owned by North American Senior Care?

A:	Our understanding is that North American Senior Care intends to operate BEI independently. But that does not mean they will not merge some operations at some point in the future.

Q:	Will any of the BEI business lines — Beverly Healthcare, Aegis Therapies, AseraCare Hospice, AseraCare Homecare, Aedon Staffing, CERES Strategies — change names?

A:	We don’t know of any plans to do so.

Q:	Will access to rehabilitation and pharmacy services change for Beverly Healthcare residents?

A:	There are no plans to do so. Patients and residents will continue to receive appropriate care and services.

Q:	Will there be a change is how much it costs our customers to receive care and services?

A:	We do not anticipate that costs will change as a result of the sale transaction. All existing contracts will continue to be honored.

Q:	Does the sale eliminate current union contracts and potential union negotiations?

A:	No. The sale does not affect these contractual obligations. Further, current negotiations will continue with the respective unions with a focus on finalizing agreements that are fair and realistic given the current business environment.

Q:	Where can I get additional information about the sale?

A:	The most current information about the sale transaction — including news releases and SEC filings — can be found on the BEI corporate Web site at www.beverlycorp.com. In addition, Beverly associates can find answers to frequently asked questions on the Beverly Intranet Web site.
IMPORTANT INFORMATION
In connection with the merger, Beverly Enterprises, Inc. (“BEI”) will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed transaction when it becomes available. You may obtain BEI’s proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to Beverly Enterprises, Inc. at One Thousand Beverly Way, Fort Smith, Arkansas 92917 Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.
FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained. North American Senior Care, Inc. may terminate the merger agreement on or before August 23, 2005 if it is unable to complete to its satisfaction certain due diligence related to the valuation of BEI’s real estate. In addition, our results of operations, financial condition and cash flows also may be adversely impacted by the recently concluded auction process and the announcement of the proposed transaction, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the auction process and the transaction. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.